          ============================================================

                                    FORM 8-K

                                 CURRENT REPORT

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

           PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

        Date of Report (Date of earliest event reported) January 20, 1999

Commission         Registrant; State of Incorporation;     IRS Employer
File Number        Address; and Telephone Number          Identification No.

1-9513             CMS ENERGY CORPORATION                    38-2726431
                    (A Michigan Corporation)
                Fairlane Plaza South, Suite 1100
                      330 Town Center Drive
                    Dearborn, Michigan 48126
                         (212) 436-9200

          ============================================================





ITEM 5.           OTHER EVENTS

         As previously disclosed, CMS Energy Corporation ("CMS") and Duke
Energy Corporation ("Duke") have received requests for additional information ("Second Request") from the Federal Trade Commission ("FTC") under the Hart-Scott-Rodino Antitrust Improvements Act ("HSR") relating to CMS' acquisition from Duke of the stock of Panhandle Eastern Pipe Line Company, Trunkline Gas Company, two storage subsidiaries and Trunkline LNG Company (collectively, the "Panhandle Companies"). CMS and Duke are in the process of complying with the Second Request and providing other information to the staff of the FTC. Currently CMS believes that it will be able to comply substantially with the Second Request in February and that this will enable the HSR waiting period to expire or to be terminated early by the FTC in time to permit a closing of the acquisition in the first quarter of 1999. CMS is seeking to resolve open issues with the FTC's staff which would allow an early termination by the FTC of the waiting period, either before or after compliance with the Second Request. While CMS knows of no valid basis for the FTC to take action opposing the acquisition, CMS cannot give any assurance with respect to the action of the FTC under HSR or its timing.

         Certain pro forma financial information for CMS, reflecting the pending acquisition of the Panhandle Companies, that should be considered in deciding whether to invest in CMS securities is attached hereto as Exhibit 99.1.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Unaudited Pro Forma Financial Information of CMS Energy Corpora-tion.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CMS ENERGY CORPORATION

Dated:   January 20, 1999                   By:      /s/  ALAN M. WRIGHT
                                            ----------------------------
                                            Alan M. Wright
                                            Senior Vice President and Chief
                                            Financial Officer

                               INDEX TO EXHIBITS

EXHIBIT NO.                   DESCRIPTION
-----------                   -----------
   99.1                       Unaudited Pro Forma Financial Information